Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER

In connection with the quarterly report of Capstone Turbine Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Darren R. Jamison, as Chief Executive Officer of the Company, and Jayme L. Brooks, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ DARREN R. JAMISON
Darren R. Jamison
President and Chief Executive Officer

	By:	/s/ JAYME L. BROOKS
Jayme L. Brooks
Chief Financial Officer

Date: August 9, 2017